UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

SYNCHRONOSS TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-52049	06-159540
(Commission File No.)	(IRS Employer Identification No.)

200 Crossing Boulevard
Suite 800
Bridgewater, New Jersey 08807
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 6, 2014, Synchronoss Technologies, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as the representatives of the several underwriters listed therein (collectively, the “Underwriters”), relating to the sale of $200.0 million aggregate principal amount of its 0.75% Convertible Senior Notes due 2019 (the “Notes”) and the grant to the Underwriters of an option, exercisable for up to 30 days, to purchase up to an additional $30.0 million aggregate principal amount of Notes.  The Underwriting Agreement contains other terms and conditions, including indemnification rights and obligations of the parties thereto, that are generally customary for transactions of this nature. The transactions contemplated by the Underwriting Agreement are expected to close on August 12, 2014, subject to customary closing conditions. The foregoing description of terms of the Underwriting Agreement is qualified in its entirety by reference to the form of Underwriting Agreement, which is filed as Exhibit 1.1 to the Company’s Registration Statement on Form S-3 (No. 333-197871) filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2014 (the “Registration Statement”), and is incorporated herein by reference.

The offering was made pursuant to the Registration Statement and the pricing term sheet, filed with the SEC on August 7, 2014 pursuant to Rule 433.

Item 8.01 Other Events

On August 7, 2014, the Company issued a press release announcing the pricing of its offering of the Notes. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Synchronoss Technologies, Inc. dated August 7, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONOSS TECHNOLOGIES, INC.

Date: August 6, 2014	By:	/s/ Stephen G. Waldis
Stephen G. Waldis
Chief Executive Officer and Chairman of the Board of Directors